Exhibit 99.3

Hercules Announces $25.0 Million Increase in Its Credit Facility With

Citigroup For a Total of $125.0 Million of Borrowing Capacity

Palo Alto, Calif. – March 8, 2006 – Hercules Technology Growth Capital, Inc. (NASDAQ: HTGC) (Hercules), a leading specialty finance company providing venture capital and private equity backed technology and life science companies with debt and equity growth capital, has amended its credit facility with Citigroup Global Markets Realty group, an affiliate of Citigroup, Inc., to expand the borrowing capacity on its existing credit facility from $100 million to $125 million.

The amendment increases the borrowing capacity from $100 million currently, to $125 million. In addition, the amendment provides for a short term increase in the advance rate to 60% of eligible loans, up from 55% currently, and for an interest rate of LIBOR plus 2.5% on amounts borrowed in excess of $100 million and an interest rate of LIBOR plus 5% for amounts borrowed in excess of 55% of eligible loans. Hercules agreed to pay a restructuring fee of $150,000 that will be expensed ratably through maturity on July 31, 2006.

About Hercules Technology Growth Capital:

Founded in December 2003, Hercules Technology Growth Capital, Inc. is a NASDAQ traded specialty finance company providing debt and equity growth capital to technology-related companies at all stages of development. The company primarily finances privately-held companies backed by leading venture capital and private equity firms and also may finance certain publicly-traded companies. Hercules focuses its investments in companies active in technology and technology-related industries such as computer software and hardware, networking systems, semiconductors, semiconductor capital equipment, information technology infrastructure, Internet consumer and business services, telecommunications, and life sciences. The company’s investments are originated through its principal office located in Silicon Valley, as well as additional offices in the Boston, Boulder and Chicago areas. Providing capital to publicly traded or privately held companies backed by leading venture capital and private equity firms involves a high degree of credit risk and may result in potential losses of capital.

For more information, please visit http://www.herculestech.com. Companies interested in learning more about financing opportunities should contact info@htgc.com or call 650-289-3060.

Forward-Looking Statements:

The statements contained in this release that are not purely historical are forward-looking statements, which involve risk and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. These statements may be identified by their use of forward-looking terminology such as “believes”, “expects”, “may”, “should”, “would”, “will”, “intends”, “plans”, “estimates”, “anticipates” and similar words, and include, but are not limited to, statements regarding the expectations, intentions or strategies of Hercules Technology Growth Capital, Inc. For these statements, Hercules claims the protection of the safe harbor for forward-looking statements provisions contained in the Private Securities Litigation Reform Act of 1995. You should be aware that Hercules’ actual results could differ materially from those contained in the forward-looking statements due to a number of risks and uncertainties affecting its business. Factors that may cause actual results to differ from forward-looking statements include Hercules’ limited operating history as a business development company, the extent to which Hercules incurs debt to fund its investments, fluctuations in interest rates, the concentration of Hercules’ investments in a limited number of emerging-growth or expansion stage technology-related companies, the illiquid nature of the securities Hercules’ holds, the highly competitive market for investment opportunities in which Hercules operates and others discussed in Hercules’ filings with the Securities and Exchange Commission. The forward-looking statements contained in this release are made as of the date hereof, and Hercules assumes no obligation to update the forward-looking statements for subsequent events.

Contact:

Hercules Technology Growth Capital, Inc.

Main, 650.289.3060

info@herculestech.com

David Lund (650) 289-3077

dlund@herculestech.com